                           SPECIALTY ACQUISITION CORP.

                                WARRANT AGREEMENT

         WARRANT AGREEMENT dated as of __________, 2001 between Specialty Acquisition Corp., a Delaware corporation (the "Company"), and the holders from time to time of the Warrants referred to herein (the "Holders").

         WHEREAS, the Holders and the Company are parties to a Note and Warrant Purchase Agreement dated the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") providing, among other things, for the purchase by the Holders (constituting the initial "Purchasers" party to such Agreement) of either or both of (i) $7,500,000 principal amount of the Company's 14% Series A Senior Subordinated Notes due June 30, 2006 (collectively, the "Notes"), and (ii) the Warrants herein described;

         WHEREAS, the Company has agreed to issue the Warrants on the terms set forth in this Agreement and the Purchase Agreement;

         WHEREAS, the Company has entered into a certain Agreement and Plan of Reorganization and Merger with Specialty Catalog Corp. ("SCC") pursuant to which the Company will acquire certain shares of the outstanding capital stock of SCC and will then merge with and into SCC (the "Merger"), with SCC being the surviving entity and all shares of the outstanding capital stock of SCC not owned by the Company will be cancelled in exchange for $3.75 per share (the "Merger Price"); and

         WHEREAS, upon completion of the Merger, the Warrants herein described shall be automatically converted into Warrants to purchase the Common Stock of SCC , and the defined term "Company" shall mean SCC, as the surviving entity of the Merger.

         NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used herein which are defined in the Purchase Agreement and are not otherwise defined herein shall have the respective meanings given thereto in the Purchase Agreement; and the following terms used herein shall have the meanings indicated below, unless the context otherwise requires:

                  "Agreement" or "Warrant Agreement" shall mean this Warrant Agreement, together with all Exhibits hereto, as may be amended, modified or supplemented from time to time with the consent of the Holders in accordance with Section 18, and shall include all provisions incorporated herein by reference from the Purchase Agreement or any other agreement, which incorporated provisions shall continue in full force and effect for the benefit of the Holders as originally in effect unless modified with the consent of the Holders in accordance with Section 18.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Stock" shall mean the Company's Common Stock, $.01 par value, and, following completion of the Merger, shall mean SCC's Common Stock, $.01 par value.

         "Convertible Securities" shall mean (a) any stock, notes or other securities convertible into or exchangeable, directly or indirectly, for shares of Common Stock (whether or not such right to convert or exchange is immediately exercisable or is "in the money"), (b) any other security, note or agreement which provides the holder thereof with a payment, repayment amount, appreciation right or liquidation preference (i) calculated by reference to, or arising from, the value of the Company upon a sale, merger, recapitalization or similar event, or (ii) based upon the value, whether market or appraisal, of the Common Stock, and (c) any agreement to issue shares of Common Stock or issue or enter into such other stock, notes, securities or agreements described in the foregoing clauses (a) or (b).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exercise Price" shall have the meaning given thereto in Section 3.

         "Expiration Date" shall mean __________________, 2011 or, if such day is not a Business Day, the next succeeding Business Day.

         "Fair Value" shall have the meaning given thereto in Section 13(c).

         "Fully-Diluted Common Stock" shall have the meaning given thereto in
Section 2(c).

         "Market Price" of Common Stock on any day shall mean the average of the daily market prices of Common Stock over a period of 20 consecutive business days prior to the day as of which "Market Price" is being determined. The market price for each such business day shall be the average of the closing prices on such day of the Common Stock on all domestic exchanges on which the Common Stock is then listed, or if there shall have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of the close of business, New York time, on such day, or if the Common Stock shall not be quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If the Common Stock is listed on any domestic exchange the term "business days" as used in this paragraph shall mean business days on which such exchange is open for trading.

         If at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair market value of a share of Common Stock as determined in good faith by the Board of

Directors of the Company (giving due regard to any recent sales or valuations of Common Stock), which determination shall be communicated to the Holders within ten (10) days of its being made, but not later than the date on which the Company is required to give notice of the issuance of capital stock under
Section 10; provided, however, that if the Holders of a majority of the Warrants shall, in the exercise of their sole discretion, object to such determination by the Board of Directors, then the Holders shall be entitled, at their option by written notice given at any time prior to the later of the time of issuance of such Common Stock, or the ninetieth day after the receipt of Company notice referred to above, to initiate an appraisal using the procedures set forth in
Section 13(d), and the Board of Directors shall promptly thereafter ratify or revise its determination of Market Price to adopt the results of such appraisal (the "Appraised Market Price"). The costs of such appraisal shall be paid for by the Company if, and only if, the fair market value of the Common Stock as determined by the appraiser differs in any amount from the Market Price per share set forth in the Company notice of valuation first given to the Holders.

         "Material Stock Transfer" shall have the meaning given thereto in
Section 15(c).

         "Merger" shall have the meaning given thereto in the recitals.

         "Merger Price" shall have the meaning given thereto in the recitals.

         "Options" shall mean any warrants (including the Warrants), options (including options granted pursuant to the Stock Option Plan), agreements or other rights to subscribe for or to purchase, directly or indirectly, shares of Common Stock (whether or not such warrants, options or other rights are immediately exercisable or are "in the money"). Options shall include any warrants, options or other agreements or rights to subscribe for or to purchase, directly or indirectly, Convertible Securities or other Options (whether or not such warrants, options or other rights are immediately exercisable or are "in the money") and agreements or plans under which the Company may issue its securities in exchange for services of any kind, whether to be rendered by an employee, consultant, individual, entity or third party of any kind.

         "Permitted Dilutive Options" shall mean non-qualified options to purchase shares of Common Stock that:

                  (a) are granted to senior executives and other key employees of the Company pursuant to a stock option plan approved on or before the Closing Date by the written consent of LEG PARTNERS III SBIC, L.P. and LEG PARTNERS DEBENTURE SBIC, L.P. (which consent will not be unreasonably withheld if such stock option plan contains customary and usual terms, restricts grants thereunder to senior executives and other key employees of the Company and provides that a material portion of the options that may be granted thereunder shall be reserved for grants to be made not less than one year after the Closing Date) (the "Stock Option Plan");

                  (b) have an exercise price equal to or greater than the Merger Price; and

                  (c) are exercisable for a number of shares of Common Stock representing, in the aggregate, no more than five percent (5%) of the number of shares of Common Stock of the Company outstanding as of the effective time of the Merger; provided, however, that additional shares of Common Stock may be authorized for issuance under the Stock Option Plan following the Closing , with the prior written consent of the Holders of a majority of the Warrant Shares issued or issuable upon exercise of all then outstanding Warrants (which consent shall not be unreasonably withheld), to provide additional optionable shares in an amount necessary to maintain the total number of shares subject to the Stock Option Plan at such 5% level, if the Company shall hereafter increase its total outstanding Common Stock through a sale or other issuance the primary purpose of which is to fund the growth of the Company's operations through acquisition or expansion; and, provided further, however, that the exercise price of such additional Permitted Dilutive Options shall be not less than the greater of the Merger Price or the Market Price as of the date of grant.

         "Put Closing," "Put Closing Date," "Put Due Date," "Put Event," "Put Notice," "Put Option" and "Put Price" shall each have the meanings given thereto in Section 13.

         "Reduced Percentage" shall have the meaning given thereto in Section 3(b).

         "SCC" shall have the meaning given thereto in the recitals.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Stated Percentage" shall have the meaning given thereto in Section
2(a).

         "Stock Option Plan" shall have the meaning set forth in the definition of Permitted Dilutive Options.

         "Subsequent Transfers" shall have the meaning given thereto in Section 15(a).

         "Warrant" shall mean a Warrant certificate, in the form of Exhibit A hereto, and shall also mean the right upon exercise thereof to acquire one Warrant Share.

         "Warrant Office" shall mean the office or agency of the Company at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Company at 21 Bristol Drive, South Easton, Massachusetts 02375. The Warrant Office may be changed by the Company pursuant to notice in writing to the registered Holders of the Warrants.

         "Warrant Register" shall mean the register, in the form of Exhibit B hereto, maintained by the Company at the Warrant Office.

         "Warrant Shares" shall mean the shares of Common Stock issuable or issued upon exercise of the Warrants, and any other Common Stock, Convertible Securities, capital stock, equity interest, or other securities issuable or issued in respect of Warrants or Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or other transaction of the character referred to in Section 9(b).

         SECTION 2.  ISSUANCE OF WARRANTS.

                  (a) The Company will issue to the Holders on the Closing Date, in exchange for payment of the purchase price for the Warrants specified in
Section 2.2 of the Purchase Agreement, Warrants to purchase that number of shares of Common Stock representing in the aggregate thirteen and four-tenths percent (13.4%), which percentage is subject to dilution pursuant to the terms of 2(b)(ii) and 2(b)(iii) hereof, of the Company's Fully-Diluted Common Stock (as defined below) at the time of exercise (the "Stated Percentage"). For illustrative purposes only, and assuming the accuracy of the capitalization table attached to the Purchase Agreement as Schedule 4.1(c), the aggregate number of shares of Common Stock subject to the Warrants as of the Closing Date would be ______. The Warrants purchased by each Holder and the corresponding portion of the Stated Percentage represented thereby is set forth on Exhibit B attached hereto. After such issuance, and any subsequent transfer by the Holders, each Holder shall continue to have the benefit of the anti-dilution protection provided for herein. The Warrants shall be exercisable at any time after the Closing Date until 5:00 P.M. (local time at the Warrant Office) on the Expiration Date.

                  (b) (i) No reduction in the Stated Percentage whatsoever shall be made on account of, or by reason of, any issuance of Options, Convertible Securities or Common Stock, other than as specifically set forth in Section 2(b)(ii) and (iii), including, without limitation, upon or as a result of (A) declaration of any stock dividend, (B) any split, reverse split or subdivision of the outstanding Common Stock, (C) any combination of the outstanding Common Stock into a smaller number of shares, (D) any issue of any shares or other securities of the Company upon any reclassification of the Common Stock, (E) any of the circumstances contemplated in Section 9(b) hereof, (F) the exercise of Options or Convertible Securities or similar agreements, or (G) the issuance or sale of Company Common Stock, or Options, Convertible Securities or other rights or agreements to purchase Common Stock, whether for cash, property or services (other than as specifically set forth in Section 2(b)(ii) and (iii)), and in the event of any such issuance or reduction then the Warrants issued hereunder shall be adjusted to issue to the Holders such greater or lesser number of shares of Common Stock as shall be necessary to maintain at the Stated Percentage the aggregate amount of Fully Diluted Common Stock that is issuable upon exercise of the Warrants.

                  (ii) In the event that the Company shall at any time after the date of this Agreement (A) issue any shares of Common Stock pursuant to Permitted Dilutive Options or (B), subject to (b)(iii) hereof, issue any shares of Common Stock to third parties (which for this purpose shall exclude all officers, directors or stockholders of the Company and their Affiliates) in arm's length, good faith transactions for cash or property having a value per share of Common Stock equal to or greater than the greater of (I) the Merger Price per share (adjusted for stock splits, reverse splits, combinations, distributions and dividends payable in shares of Common

Stock, reclassifications and similar events affecting the shares of Common Stock generally) or (II) the Market Price, then, the Stated Percentage of the Company's Fully-Diluted Common Stock issuable upon exercise of the aggregate number of Warrants issued hereunder shall be reduced to that percentage (the "Reduced Percentage") determined by multiplying the Stated Percentage by the following fraction:

         (1) the number of shares of Common Stock constituting the Company's Fully-Diluted Common Stock immediately prior to such issuance; divided by:

         (2) the number of shares of Common Stock constituting the Company's Fully-Diluted Common Stock immediately prior to such issuance plus the number of additional shares of Common Stock described in clauses (A) and (B) above. ----

Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any computation pursuant to this
Section 2(b)(ii). After any reduction in the Stated Percentage as a result of any adjustment made in accordance with this Section 2(b)(ii), for purposes of any subsequent adjustment references herein to the "Stated Percentage" shall mean the Reduced Percentage resulting from such prior adjustment.

                  (b) In the event that the Company shall issue Common Stock in a transaction described in subsection (b) (ii) (B), above, and (x) it shall after the date of issuance be determined under the appraisal procedure set forth under "Market Price" that such Common Stock was sold for less than Market Price, and (y) the Board of Directors shall determine in good faith that the Company is not able to increase the purchase price of such Common Stock to the Appraised Market Price, then in making the adjustment set forth in (b) (ii) the number of shares of Common Stock to be added to the outstanding shares immediately prior to such issuance (as required in (b) (ii) (2)) shall be the number of shares of Common Stock issued in such transaction, multiplied by a fraction, the numerator of which shall be the purchase price per share for which such shares of Common Stock were issued, and the denominator of which is the Appraised Market Price, or the Merger Price, if greater.

                  (c) (i) The Company's "Fully-Diluted Common Stock" at any time of determination shall mean the sum of (A) the number of shares of Common Stock issued and outstanding at such time, plus (B) the number of shares of Common Stock issuable upon exercise of all Options and conversion or exchange of all Convertible Securities issued and outstanding at such time (but excluding for this purpose warrants held by GKN, so long as such warrants are not amended either to extend their expiration date beyond [ ,2001], or to modify the exercise price thereof below $ per share), plus (C) the number of shares of Common Stock which the Company is otherwise obligated or potentially obligated to issue under any agreement, understanding or arrangement or otherwise. Where any Convertible Security does not indicate a specific or fixed number of shares of Common Stock to be issued thereunder or in connection therewith, the number of shares of Common Stock issuable thereunder or in connection therewith for purposes of calculating Fully-Diluted Common Stock shall equal the greater of (I) the maximum number of shares of Common Stock described as issuable thereunder or in connection therewith or (II) such number of shares of Common Stock as would represent any profit sharing, liquidation preference amount, appreciation right, share or percentage of the Company's value as if such Convertible Security was converted (at the then-applicable Market Price if no conversion price is otherwise provided in such Convertible Security) into shares of Common Stock. Fully-Diluted Common Stock shall not include any shares owned or held by or for the account of the Company or any Subsidiary.

                  (ii) For purposes of determining the Common Stock, Options or Convertible Securities issued and outstanding at any time, the following shall apply: In the event that the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then the shares of Common Stock, Options or Convertible Securities to be issued or sold upon the declaration of such dividend or the making of such other distribution or upon exercise of such rights of subscription or purchase, as the case may be, shall be deemed to be outstanding on such record date.

         SECTION 3. EXERCISE PRICE. The exercise price for a Holder's Warrant shall be $.01 per share for each share of the Company's Fully-Diluted Common Stock issuable upon exercise of such Warrant (the "Exercise Price"). The Company will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at such Exercise Price.

         SECTION 4.  EXERCISE OF WARRANTS.

                  (a) The rights represented by any Warrant issued pursuant hereto may be exercised by the Holder thereof, in whole or in part, by delivering to the Warrant Office:

                  (i) the Warrant, together with a properly completed Election to Purchase in the form attached thereto; and

                  (ii) at the Holder's option, either (A) a check or bank draft in the amount of the aggregate Exercise Price for the shares of Common Stock to be purchased, or (B) Common Stock, preferred stock, Warrants or other securities of the Company having a Market Price equal to the aggregate Exercise Price for the shares of Common Stock to be purchased. For purposes of this Section 4: (I) the Market Price per share of Common Stock at any time shall be determined in accordance with the definition of Market Price, (II) the Market Price per Warrant at any time shall be the Market Price per share of Common Stock minus the Exercise Price then in effect, and (III) the Market Price of other securities shall be as reasonably determined by the Company's Board of Directors in accordance with the principles set forth in the definition of Market Price.

Upon such exercise the Company shall issue and deliver to or to the order of the registered Holder(s) of such Warrant, and in such name or names as such registered Holder(s) may designate, one or more stock certificate(s) for the Warrant Shares to be issued upon such exercise of such Warrant. Any person(s) so designated to be named therein shall be deemed to have become the Holder(s) of record of such Warrant Shares as of the date of delivery to the Company at the Warrant Office of the Warrant and the Exercise Price therefor as provided in clauses (i) and (ii) above.

                  (b) If a Warrant is exercised in part at any time, a new Warrant or Warrants shall be issued for the unexercised portion of such Warrant. Each new Warrant so issued shall bear any legend required by Section 11.3 of the Purchase Agreement, if the Warrant presented in connection with a partial exercise thereof bore such legend. All Warrants surrendered upon exercise shall be canceled.

                  (c) The Company will pay all taxes (other than any applicable income or similar taxes payable by the Holders) attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant or any certificate for Warrant Shares in a name other than that of the registered Holder of the Warrant surrendered for exercise.

         SECTION 5. REGISTRATION, TRANSFER AND EXCHANGE OF CERTIFICATES.

                  (a) The Company shall maintain at the Warrant Office a Warrant Register for registration of the Warrants and transfers thereof. The Company may deem and treat the registered Holder(s) of the Warrants as the absolute owner(s) thereof for the purpose of any exercise thereof or any distribution to the Holder(s) thereof, and for all other purposes.

                  (b) The Company shall register the transfer of any outstanding Warrant in the Warrant Register upon surrender to the Company at the Warrant Office of such Warrant, accompanied (if so required by it) by one or more duly executed instruments of transfer in form satisfactory to the Company. Upon any such registration of transfer, one or more new Warrant(s) evidencing such transferred Warrant shall be issued to the transferee(s) and the surrendered Warrant shall be canceled. If less than all of a surrendered Warrant is to be transferred, new Warrant(s) shall be issued to the surrendering Holder evidencing the remaining balance of the surrendered Warrant.

                  (c) Each Warrant may, at the option of the Holder(s) thereof, be surrendered to the Company at the Warrant Office to be exchanged for one or more new Warrants of like tenor and exercisable in the aggregate for a like number of Warrant Shares. Warrants surrendered for exchange shall be canceled.

                  (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in Section 11 or 12 of the Purchase Agreement, each Warrant issued upon transfer or exchange shall bear any legend required by Section 11.3 of the Purchase Agreement if the Warrant presented for transfer or exchange bore such legend.

         SECTION 6. MUTILATED OR MISSING WARRANT. If any Warrant is mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing rights to acquire an equivalent share in the Company, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all reasonable charges associated with any stamp, tax or other governmental duty that may be imposed in relation thereto shall be borne by the Holder of such Warrant. Each Warrant issued in any such substitution shall bear any legend required by
Section 11.3 of the Purchase Agreement if the Warrant for which such substitution was made bore such legend.

         SECTION 7. RESERVATION AND ISSUANCE OF WARRANT SHARES.

                  (a) The Company will at all times have authorized, and reserve and keep available, free from pre-emptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the aggregate Warrant Shares issuable upon exercise of all outstanding Warrants.

                  (b) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created by the Company.

         SECTION 8. OBTAINING OF GOVERNMENTAL APPROVALS AND STOCK EXCHANGE LISTINGS. The Company will, at its own expense, (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to issue Warrant Shares upon exercise of the Warrants, and otherwise to perform its obligations hereunder, and (b) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on each securities exchange, if any, on which shares of the Company are then listed.

         SECTION 9. ADDITIONAL ANTI-DILUTION PROVISIONS.

                  (a) Payments to Holders in Connection with Certain Dividends. In the event that the Company declares a stock split, stock dividend, or dividend of any kind, whether in cash, securities or other property, upon the Common Stock (including any dividend payable in Common Stock, Options or Convertible Securities), then at the option of each Holder:

                  (i) the Company shall pay over to the Holder of each Warrant, on the dividend payment date, the cash, stock or other securities and other property which the Holder of Warrants would have received if such Holder had exercised such Warrants in full to purchase Common Stock and had been the record holder of such Common Stock on the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined; or

                  (ii) lawful and adequate provisions shall be made whereby the Company shall maintain in reserve and available such dividend property and each Holder of Warrants shall thereafter have the right to purchase and/or receive upon exercise of the Warrant on the terms and conditions specified in this Agreement and in addition to the Warrant Shares purchasable immediately prior to the declaration of such dividend, such shares of stock, securities or property as are distributable with respect to outstanding shares of Common Stock equal to the number of Warrant Shares purchasable immediately prior to such declaration, to the end that the provisions hereof (including without limitation provisions for adjustments of the number of shares receivable upon exercise) shall thereafter be applicable, as nearly as may be, in relation to such shares of stock, securities or property.

                  (b) Reorganizations and Asset Sales. If any capital reorganization or reclassification of the Capital Stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock or securities of the acquiring or surviving entity with respect to or in exchange for Common Stock, then the following provisions shall also apply:

                  (i) As a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section 9(b), lawful and adequate provisions shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Agreement and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of his or its Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the number of shares receivable upon exercise of a Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of a Warrant;

                  (ii) The Company shall not effect any such consolidation, merger or sale unless either (x) such transaction shall result in all of the holders of the Company Common Stock immediately prior to the transaction being paid entirely in cash for their Common Stock interests, or receiving, in whole or in part, securities of the acquiring or surviving entity which equal, in the aggregate, not greater than 5% (by vote or by value)of such entity's outstanding voting securities after consummation of the transaction, or (y) prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the Holder of any Warrant such successor corporation will issue a new Warrant revised to reflect the modifications in this Agreement effected pursuant to this Section 9(b); and

                  (iii) If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person, firm or corporation having made such offer or with any affiliate of such person, firm or corporation, unless prior to the consummation of such consolidation, merger or sale each Holder of a Warrant shall have been given a reasonable opportunity to then elect to receive upon the exercise of his or its Warrant either the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

                  (c) Notice of Adjustment. Whenever the number of Warrant Shares issuable upon the exercise of the Warrants shall be adjusted as herein provided, or the rights of Holders shall change by reason of other events specified herein, the Company shall compute the adjusted number of Warrant Shares in accordance with the provisions hereof and shall prepare a certificate signed by its President, Vice President, Treasurer or Secretary setting forth the adjusted number of Warrant Shares issuable upon exercise of the Warrants or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based, including a statement of the consideration received or to be received by the Company for, and the amount of, any Common Stock, Options and Convertible Securities issued since the last such adjustment or change (or since the date hereof in the case of the first adjustment or change). The Company shall cause to be mailed to each Holder of a Warrant copies of such officer's certificate together with a notice stating that the number of Warrant Shares purchasable upon exercise of the Warrants has been adjusted and setting forth the adjusted number of Warrant Shares purchasable upon exercise of such Holder's Warrant.

                  (d) Disputes. In the event that there is any dispute as to the computation of the number of Warrant Shares required to be issued upon exercise of Warrants (in which the Holders of a majority of the Warrant Shares issuable upon exercise of all outstanding Warrants shall join), the Holders will retain an independent accounting firm to conduct, at the Company's expense, an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such accounting firm shall, in the absence of manifest error, be binding upon the Holders and the Company. If there shall be a dispute as to the selection of such accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants if willing, otherwise the American Arbitration Association, upon application by the Company or the Holders of a majority of the Warrant Shares issuable upon exercise of all outstanding Warrants, with notice to the others. The expenses of such accounting firm and, if any, the American Institute of Certified Public Accountants or the American Arbitration Association (as applicable), shall be borne by the Company.

                  (e) Securities other than Common Stock. If at any time, as a result of an adjustment made pursuant to this Section 9, the Holder of any Warrant thereafter exercised shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 9, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to such other securities.

         SECTION 10. NOTICES TO WARRANT HOLDERS. In case at any time the Company proposes:

                  (a) to declare a cash dividend upon Common Stock;

                  (b) to declare any dividend upon its Common Stock or make any other distribution to the holders of its Common Stock;

                  (c) to issue any shares of capital stock, Options or Convertible Securities (except pursuant to the exercise of Warrants or Options or the conversion or exchange of Convertible Securities in accordance with their terms);

                  (d) to offer for subscription pro rata to the holders of any of its capital stock or Convertible Securities any additional shares of stock of any class or other rights;

                  (e) to effect any capital reorganization, or reclassification of the Capital Stock of the Company, or consolidation or merger of the Company with another corporation, or sale or other disposition of greater than 25% of the net value of its assets; or

                  (f) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any one or more of said cases, the Company shall give the Holder of any Warrant (i) at least 15 days' (but not more than 120 days') prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such issuance, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days' (but not more than 120 days') prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, to the extent known, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. The failure to give the notice required by this Section 10 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         SECTION 11. SECURITIES LAW MATTERS; TRANSFERS; RULE 144 AND RULE 144A COVENANTS. The provisions of Section 11 (Securities Law Matters) and 12 (Transfers) of the Purchase Agreement are hereby incorporated by reference herein as if set forth in full herein.

         SECTION 12. REGISTRATION RIGHTS. The Holders and the Company shall have the rights and obligations set forth in Exhibit C hereto with respect to registrations of the Company's securities under the Securities Act.

         SECTION 13. PUT.

                  (a) Put Option. At the written request of any Holder or Holders of 50% or more of the Warrants and Warrant Shares outstanding at any time, made as provided in Section 13(b) (a "Put Notice"), the Company shall purchase the number of Warrants and/or Warrant Shares specified by such requesting Holder(s) and by any other Holders who indicate their desire to sell their Warrants and/or Warrant Shares to the Company as provided herein (the "Put Option") at a price determined pursuant to Section 13(c). A copy of any Put Notice given to the Company pursuant to Section 13(b) shall be given at the same time to all other Holders, who shall have the right to participate in such exercise of the Put Option by so notifying the Company and the requesting Holder(s) within seven (7) days after a copy of the Put Notice is so given to them.

                  (b) Exercise of Put. A Put Notice may be given at any time after the date which is 90 days prior to (i) the fifth anniversary of this Warrant Agreement, or (ii) the scheduled date of a Put Event; provided, that the Company shall not in any event be obligated to close a Put Option transaction until the date which is the later of (A) 60 days after a Put Notice is given, and (B) the earlier of the occurrence of a Put Event and _____________, 2005 (the "Put Due Date"). A "Put Event" shall mean any one or more of (I) an initial public offering of Capital Stock of the Company, if such offering does not meet the criteria set forth in Section 3(a) of the Joinder Agreement, (II) the sale of 25% or more of the Company's and its Subsidiaries' assets, or the merger, sale or consolidation of the Company, or any of its Subsidiaries, other than a merger of a Subsidiary with another wholly-owned subsidiary or with the Company, unless such sale or merger is not an arm's length, good faith transaction undertaken with an unaffiliated third party, or (III) any transaction or event which shall constitute a Change of Control. The closing of a Put Option transaction is sometimes referred to herein as the "Put Closing," and the date of such closing is sometimes referred to herein as the "Put Closing Date". At a Put Closing, the selling Holders shall deliver the Warrants and Warrant Shares to be repurchased by the Company, and the Company shall deliver a certified check to each selling Holder in an amount equal to the Put Price for the Warrants and Warrant Shares being sold by such selling Holder or shall transfer such amount by wire of immediately available funds to any account specified in writing by a selling Holder to the Company.

                  (c) Put Price. The "Put Price" of a Warrant or Warrant Share to be repurchased by the Company from a Holder under Section 13(a) shall be an amount equal to the quotient of the following (for purposes of this Section 13, the term "Warrant" shall mean the right upon exercise of a Warrant certificate to purchase one share of Common Stock):

                  (i) fair value as determined by appraisal in accordance with
         Section 13(d) below, computed based on the higher of fair market value of the Company and its Subsidiaries as a whole in a presumed initial public offering of Common Stock (if the Company at such time is not then trading in the public markets), or the estimated sale value of the Company and its Subsidiaries as a whole, in each case with no discount for illiquidity or minority status, and without taking into account the existence of the Put Option, and determined on the assumption that the Company has received all consideration payable upon exercise of all outstanding Options (to the extent vested) and conversion of all outstanding Convertible Securities ("Fair Value"); ----------


                                   divided by:

                  (ii) the number of shares of Common Stock constituting the Company's Fully-Diluted Common Stock (excluding, for purposes of this provision only, non-vested options to purchase shares of Common Stock);

provided, however, that in the case of the repurchase of a Warrant or portion thereof, the Exercise Price for the portion of the Warrant to be repurchased shall be deducted from the Put Price for the Warrant to be repurchased.

                  (d) Determination of Price. Fair Value shall be determined as of the end of the most recent complete fiscal quarter of the Company ended prior to the Put Notice (taking into account actual performance subsequent thereto and projections for future periods), and shall be determined by appraisal as follows: Within ten (10) days after receipt by the Company of notice that an appraisal is desired, the Company and the selling Holder(s) of Warrants and Warrant Shares shall jointly appoint an appraiser for the purpose of determining Fair Value. Such appraiser shall be an investment banking or advisory firm with experience in valuing companies of a comparable size, and in a comparable industry, as the Company, which investment banking or advisory firm shall be either a firm of recognized national standing or a regional firm of good national reputation. If there shall be a dispute as to the selection of such appraiser, it shall be appointed by the American Arbitration Association upon application by the Company or the selling Holder(s). The Company and the selling Holder(s) shall be afforded reasonable opportunities to discuss the appraisal with such appraiser. The determination of Fair Value by such appraiser shall be final and binding upon the Company and the selling Holder(s). The fees and expenses of the appraiser and, if any, of the American Arbitration Association, shall be borne by the Company.

                  (e) Delivery of Certificates; Reissuance. Upon the selling Holders' receipt of the full price for the Warrants and Warrant Shares sold to the Company pursuant to this Section 13, the selling Holders shall deliver to the Company the certificates evidencing the Warrants and/or Warrant Shares, as the case may be, so sold to the Company. To the extent that less than all the Holder's Warrants or Warrant Shares are sold to the Company, the Company shall at the same time issue and deliver to each selling Holder, as appropriate, (i) Warrants in every respect identical to the Warrants so surrendered, except that the same shall be exercisable for the portion of the Warrants not sold to the Company, and (ii) certificates representing outstanding Warrant Shares which have not been sold to the Company.

                  (f) Insufficiency of Funds to Satisfy Put Obligation; Insufficient Legally Available Funds; or Restriction in Senior Loan Agreement. Notwithstanding any other provision of this Section 13, the Company shall not be obligated to repurchase any portion or all of the Warrants and Warrant Shares pursuant to this Section 13 on a Put Closing Date, to the extent (and only to the extent) that it does not have sufficient legally available funds therefor or payment of any portion or all of the aggregate Put Price would violate the Senior Loan Agreement; provided, however, that if lenders and/or investors could reasonably be expected to provide financing to the Company and its Subsidiaries in an amount sufficient to fund all or a portion of the aggregate Put Price, the Company shall use commercially reasonable efforts to obtain such financing in order to honor its obligations with respect to such Put Notice (such commercially reasonable efforts to include without limitation a recapitalization or a revaluation of the Company's and its Subsidiaries' assets, which shall be deemed a "financing" for purposes of this Section 13). However, failure of the Company and its Subsidiaries to have sufficient funds legally available for the repurchase of any portion or all of the Warrants and Warrant Shares, or failure to pay any portion or all of the aggregate Put Price due to a restriction in the Senior Loan Agreement, or failure to obtain any such financing to fund any portion or all of the aggregate Put Price, shall not excuse a failure to repurchase the Warrants and Warrant Shares, and the Company shall be and remain liable for the full amount of all sums payable in accordance with the provisions of this Section 13 until paid in full. If, for any reason (including the failure to have sufficient legally available funds or to obtain financing to fund any portion or all of the aggregate Put Price or a restriction in the Senior Loan Agreement), the Company fails to pay the entire aggregate Put Price due by the Put Due Date, then (i) the Company's obligation to repurchase such Warrants and Warrant Shares shall remain in effect, and interest on the unpaid Put Price shall accrue at the rate of eighteen percent (18%) per annum (or the maximum interest rate permitted under applicable law, if lower than 18% per annum), accrued monthly ("Put Interest"), from the Put Due Date until paid, and such interest shall be a part of the aggregate Put Price payable pursuant to this
Section 13, and (ii) the selling Holders may, at their option, at any time revoke a prior exercise of the Put Option (and by so doing shall thereby cease to be entitled to receive any and all Put Interest accrued prior to such revocation) and thereafter again exercise the Put Option, whereupon the Put Price shall be redetermined for such subsequent exercise.

                  (g) On and after the Put Due Date, and otherwise whenever the Holders are entitled to exercise the Put Option as a result of a Put Event, each Holder shall be entitled to request that the Company provide written disclosure to the Holders (in reasonable detail acceptable to the Holders) of any transactions, planned transactions or potential transactions known to, or under consideration by, the Company and which could reasonably be expected to be information of the type and character that a purchaser or seller of the Company's Common Stock would desire before undertaking or consummating such a purchase or sale, including a detailed description of any transaction(s) constituting a Put Event. If so requested, such information shall be provided within five (5) business days of the request.

         SECTION 14. Intentionally Omitted.

         SECTION 15. CERTAIN ADDITIONAL PAYMENTS REQUIRED.

                  (a) If within six (6) months after any repurchase of Warrants or Warrant Shares from a Holder thereof pursuant to Section 13 or 14, the Company (including any successor thereto) makes an offering of its Capital Stock, sells substantially all its assets, liquidates or becomes a party to any merger or consolidation, or any one or more stockholders of the Company sell or dispose of Capital Stock in connection with a Material Stock Transfer (collectively, "Subsequent Transactions"), or the Company or any such stockholder, as applicable, enters into any agreement to do any of the foregoing, then upon completion of any such Subsequent Transaction, the Company shall pay to each such former Holder with respect to each percentage (or fraction thereof) of the Company's Fully-Diluted Common Stock so repurchased from such Holder an additional amount equal to the excess, if any, of (i) the net proceeds per percentage (or fraction thereof) of the Company's Fully-Diluted Common Stock received from such offering, sale of assets, liquidation, merger, consolidation, sale or disposition, over (ii) the amount paid to such Holder in respect of each percentage (or fraction thereof) of the Company's Fully-Diluted Common Stock pursuant to Section 13.

                  (b) If after any repurchase of Warrants or Warrant Shares pursuant to Section 13, any stock split, stock dividend, reclassification of Capital Stock, capital reorganization or other action by the Company results in a change in the number of outstanding shares of Common Stock, then appropriate proportional adjustments shall be made to the amount specified in Section 15(a)(ii), as though such action had taken place immediately prior to the Company's repurchase of Warrants or Warrant Shares and the repurchase price thereof had been adjusted to reflect such action.

                  (c) For purposes of this Section 15, "Material Stock Transfer" means any sale, exchange or other disposition of Capital Stock of the Company in one transaction or a series of related transactions, if all of the beneficial owners of Capital Stock immediately prior to such transaction or transactions, as a group, own less than fifty percent (50%) of the outstanding Capital Stock (of a type ordinarily having the power to vote for directors of the Company) after completion of such transaction or transactions.

         SECTION 16. COVENANTS OF COMPANY. So long as any Holder shall hold a Warrant or any Warrant Shares, the Company shall abide by the provisions of
Section 6.1 and 6.2 of the Purchase Agreement, and, additionally, until the Holders have exercised two-thirds or more of the Warrants issued hereby, the
Company: (a) shall abide by all of the covenants and agreements set forth in the Purchase Agreement, provided, however, that upon full and complete payment of the Notes and all other amounts due under the Purchase Agreement, the following sections shall be terminated and have no further force or effect after such repayment: Sections 3.1, 3.2, 6.4 through 6.6, 6.8(a) and (b), 6.14, 6.16, 6.17,
7.1 through 7.8, 7.11, 7.15, 7.17 through 7.20, 9.1 through 9.3.; and (b) shall not, without the prior written consent of the Holders of a majority of the Warrant Shares issued or issuable upon exercise of all outstanding Warrants, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 12, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the number of Warrant Shares which are included.

         SECTION 17. Intentionally omitted.

         SECTION 18. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Company and the Holders of a majority of the Warrant Shares issued or issuable upon exercise of all outstanding Warrants; provided, that the Exercise Price may not be increased, the percentage of the Company's Fully-Diluted Common Stock issuable upon exercise of the Warrants may not be reduced, the Expiration Date may not be changed to an earlier date and this Section may not be amended except with the consent of each Holder which would be affected thereby.

         SECTION 19. PROVISIONS OF OTHER AGREEMENTS. Whenever the Purchase Agreement or any provision thereof is referred to herein or in any instrument furnished hereunder as expressing or constituting a covenant, term, condition or limitation of this Agreement or of such instrument or as expressing or constituting a representation herein or therein (a) any such provision shall be regarded as though incorporated herein or therein at length, (b) except as otherwise provided herein or in such instrument the terms used in such agreement or the provision thereof referred to shall have the meanings set forth in such agreement, and (c) any covenant or other provision incorporated herein by reference from such agreement shall continue in effect for the benefit of the Holders so long as this Agreement shall remain in effect. Except as otherwise specifically provided herein, and except for amendments or modifications to which the Holders consent in writing in accordance with Section 18, no modification of or amendment to, or waiver or termination of, any provision of any of said agreement and no payment of the indebtedness outstanding thereunder or satisfaction or cancellation thereof, or termination of said agreement, shall modify, amend, waive, terminate or otherwise affect any provision thereof as referred to in this Agreement or in any instrument furnished hereunder, which provision, for the purpose of this Agreement and such instrument, shall remain unmodified and in full force and effect.

         SECTION 20. SPECIFIC PERFORMANCE. The Holders of the Warrants and/or Warrant Shares shall have the right to specific performance by the Company of the provisions of this Agreement. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Agreement by the Holders.

         SECTION 21. NOTICES. All notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given or made, and all financial statements, information and the like required to be delivered hereunder shall be deemed to have been delivered, either (a) three (3) Business Days after deposited in the United States certified mail, return receipt requested, with postage prepaid, or
(b) one (1) Business Day after delivery to a nationally recognized courier, designated for overnight delivery with all fees prepaid, in either case addressed to the Company at the Warrant Office, Attn: Chief Executive Officer, and to the Holders at their respective addresses set forth on the Warrant Register, or to such other address as any of them shall specify in writing to the others. The Company shall cause the Warrant Register to contain current addresses for each of the Holders.

         SECTION 22. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Holders and the registered Holders from time to time of the Warrants and the Warrant Shares. Until the eight anniversary of the date hereof, the Company shall be entitled to refuse to honor the assignment of one or more Warrants, if the effect of such assignment would be to have Warrants held by more than ten (10) persons, unless such assignment is made in connection with the dissolution, winding up or other liquidating distribution of assets to the beneficial owners of the assignor entity.

         SECTION 23. TERMINATION. This Agreement shall terminate and be of no further force and effect at the close of business on the Expiration Date or the date on which none of the Warrants shall be outstanding (whether by reason of the exercise thereof or the redemption thereof by the Company), except that the provisions of Sections 15 (Certain Additional Payments Required), 18 (Amendments and Waivers), 20 (Specific Performance), 21 (Notices), 22 (Binding Effect; Assignability), 23 (Termination) and 25 (Governing Law) shall continue in full force and effect for two years after such termination.

         SECTION 24. COUNTERPARTS. This Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         SECTION 25. GOVERNING LAW. This Agreement and each Warrant shall be governed by and construed in accordance with the laws of the State of New York.

      [Remainder of page intentionally left blank; Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement of Specialty Acquisition Corp. to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

                      HOLDERS:

                               LEG PARTNERS III SBIC, L.P.
                               by Golub PS-GP, LLC, its general partner


                               By: _____________________________________
                                     Lawrence E. Golub, Managing Member


                               LEG PARTNERS DEBENTURE SBIC, L.P.
                               by Golub Debenture GP, LLC, its general partner


                               By: _____________________________________
                                     Lawrence E. Golub, Managing Member


                      COMPANY:

                               SPECIALTY ACQUISITION CORP.


                               By: _____________________________________
                               Printed Name:_____________________________
                               Printed Title:______________________________

                                                                       EXHIBIT A
                                                            TO WARRANT AGREEMENT

                                [FORM OF WARRANT]

THIS WARRANT AND THE UNDERLYING SHARES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT. IN ADDITION, THIS WARRANT AND THE UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT DATED ___________, 2001 BETWEEN THE COMPANY AND THE INITIAL HOLDERS OF THE WARRANTS THEREIN NAMED, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THE OBLIGATIONS OF THE COMPANY UNDER SECTION 13 OF THE WARRANT AGREEMENT REFERRED TO HEREIN ARE SUBORDINATED TO THE PRIOR PAYMENT IN CASH IN FULL OF THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT DATED AS OF _____________, 2001) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT BY THE COMPANY AND THE HOLDERS OF THE WARRANTS IN FAVOR OF BANK (AS EACH SUCH TERM IS DEFINED IN THE SUBORDINATION AGREEMENT).

                                     WARRANT

                           to Purchase Common Stock of

                           SPECIALTY ACQUISITION CORP.


No. W-                                                  _________________, 20__

         This Warrant certifies that , or registered assigns, is the registered holder of a warrant (the "Warrant") to purchase from SPECIALTY ACQUISITION CORP., a Delaware corporation (the "Company"), up to that number of shares of the Company's Common Stock, no par value ("Common Stock"), as shall represent ___% of the Company's "Fully-Diluted Common Stock" (as defined in the Warrant Agreement referred to below) at the time of exercise of this Warrant, as such percentage may be reduced in accordance with Section 2(b) of the Warrant Agreement. The number of shares (the "Warrant Shares") issuable upon exercise of this Warrant shall be calculated in accordance with the Warrant Agreement. This Warrant may be exercised at any time prior to 5:00 P.M., local time of the Warrant Office, on _________________, 2011 or, if such day is not a Business Day, the next succeeding Business Day (the "Expiration Date"), by surrender of this Warrant, execution and delivery of an Election to Purchase in the form attached hereto and payment of the Exercise Price at the office of the Company at 21 Bristol Drive, South Easton, Massachusetts 02375, or such other address as the Company may specify in writing to the registered holder of this Warrant (the "Warrant Office").

         The aggregate Exercise Price for the shares of Common Stock being purchased may be paid by delivery of either (i) a certified check or bank draft or (ii) certain stock or securities of the Company, all as provided in Section 4(a) of the Warrant Agreement.

         The Company may deem and treat the registered holder(s) of this Warrant as the absolute owner(s) hereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Warrant is one of the Warrants referred to in the Warrant Agreement dated as of ________________, 2001 between the Company and the initial Holders named therein (the "Warrant Agreement"). The Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities of the Company and the Holder. Unless otherwise defined herein, all capitalized terms used in this Warrant have the meanings assigned to them in or pursuant to the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                      SPECIALTY ACQUISITION CORP.


                                      By: _____________________________________
                                      Printed Name:____________________________
                                      Printed Title:___________________________


(CORPORATE SEAL)

ATTEST:

__________________________________
                       , Secretary

                                                                       EXHIBIT B
                                                            TO WARRANT AGREEMENT


                           SPECIALTY ACQUISITION CORP.

                                Warrant Register


    Warrant                                                              Portion of Stated          Number
Certificate No.        Name and Address of Holder                            Percentage           of Warrants
---------------        --------------------------                            ----------           -----------
      W-1              LEG Partners III SBIC, L.P.                           [______%]              [______]
                       555 Madison Avenue, 30th Floor
                       New York, NY 10022
                       Attn: President
                       Telecopier No.:212-750-5505

      W-2              LEG Partners Debenture SBIC, L.P.                     [______%]              [______]
                       555 Madison Avenue, 30th Floor
                       New York, NY 10022
                       Attn: President
                       Telecopier No.:212-750-5505

                                                               TOTAL:          13.4%                ________






                                      B - 1